FOR IMMEDIATE RELEASE February 4, 2008

A. O. Smith receives proposal from Smith Investment Company

        Milwaukee, Wis. – A. O. Smith Corporation (NYSE:AOS) today announced that it has received a proposal from Smith Investment Company under which A. O. Smith would participate in a transaction with Smith Investment for the purpose of enabling Smith Investment to restructure its holdings in A. O. Smith.

        The proposed transaction would result in the shareholders of Smith Investment having direct ownership of the same number and type of A. O. Smith shares currently held by Smith Investment. The outstanding shares of A. O. Smith not held by Smith Investment would remain outstanding. Smith Investment currently controls more than 50 percent of the voting power of A. O. Smith.

        Smith Investment has issued a release detailing its proposal, a copy of which accompanies this release. The proposal has been forwarded to the Board of Directors of A. O. Smith Corporation who will consider it in a timely manner.

Forward-looking statements

        This release contains statements that the company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” or words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Factors that could cause such a variance include the following: significant volatility in raw material prices; competitive pressures on the company’s businesses; instability in the company’s electric motor and water products markets; weakening in housing construction; expected restructuring costs and savings realized; or adverse changes in general economic conditions.

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a. o. smith receives sico proposal add l

        Forward-looking statements included in this press release are made only as of the date of this release, and the company is under no obligation to update these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-looking statements attributed to the company, or persons acting on its behalf, are qualified entirely by these cautionary statements.

        A. O. Smith Corporation, with 2007 sales of $2.3 billion, is a global leader applying innovative technology and energy-efficient solutions to products marketed worldwide. The company is one of the world’s leading manufacturers of residential and commercial water heating equipment, offering a comprehensive product line featuring the best-known brands in North America and China. A. O. Smith is also one of the largest manufacturers of electric motors for residential and commercial applications in North America.

Important Information

        This release could be deemed to constitute a public announcement of a business combination transaction contemplated by Smith Investment’s proposal to A. O. Smith. If a business combination transaction ultimately is agreed to between Smith Investment and A. O. Smith, A. O. Smith would file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) with respect to the shares of A. O. Smith stock to be issued to Smith Investment’s shareholders in the business combination transaction. SHAREHOLDERS OF SMITH INVESTMENT ARE URGED TO READ THE FORM S-4 IF IT BECOMES AVAILABLE, BECAUSE IT WOULD CONTAIN IMPORTANT INFORMATION. Shareholders of Smith Investment will be able to obtain a free copy of the Form S-4, as well as other filings containing information about A. O. Smith, without charge, at the SEC’s website (http://www.sec.gov). Copies of the Form S-4 and such other filings, if they are filed with the SEC, will also be available, without charge, by directing a request to the Office of the Corporate Secretary, A. O. Smith Corporation, 11270 West Park Place, P.O. Box 245011, Milwaukee, Wisconsin 53224, (414) 359-4031.

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a. o. smith receives sico proposal add 2

        This release does not constitute a solicitation of a proxy, an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

News from Smith Investment Company

For Release:	IMMEDIATE February 4, 2008

Contact:	Wesley A. Ulrich Vice President & CFO Smith Investment Company P.O. Box 245011 Milwaukee, WI 53224-9511 (414) 359-4030

Smith Investment Company proposes restructuring of holdings in A. O. Smith Corporation

        Milwaukee, Wis. –– Smith Investment Company (SMIC — PK) announced today that it has made a proposal to restructure its holdings in A. O. Smith Corporation (AOS — NYSE). The proposed transaction would result in the shareholders of Smith Investment having direct ownership of the same number and type of A. O. Smith shares currently held by Smith Investment. Smith Investment’s common stock has been valued at a significant discount to the underlying value of the A. O. Smith shares held by Smith Investment. The proposed transaction is intended to allow Smith Investment’s shareholders to realize the underlying value of Smith Investment’s holdings in A. O. Smith and provide enhanced liquidity to Smith Investment’s shareholders.

        Pursuant to the proposed transaction, Smith Investment would be merged with a newly formed subsidiary of A. O. Smith. In the merger, Smith Investment’s common stock would be exchanged for newly issued shares of A. O. Smith’s class A common stock and common stock. It is intended that this exchange would be non-taxable to the shareholders of Smith Investment. Because the total number and type of A. O. Smith shares issued in the proposed transaction would equal the number and type of A. O. Smith shares currently held by Smith Investment, there would be no net change to the number of outstanding A. O. Smith shares. Prior to the merger, Smith Investment intends to distribute in a taxable transaction substantially all of its assets (other than its holdings in A. O. Smith) to the shareholders of Smith Investment. The proposal also contemplates that, prior to the merger, substantially all of Smith Investment’s pre-closing liabilities would be discharged or assumed by the entity or entities in which Smith Investment’s distributed assets are held.

        A special committee comprised of two independent directors from Smith Investment’s board of directors recommended the making of the proposal. The Smith Investment special committee was formed to consider possible transactions on behalf of the shareholders of Smith Investment other than certain members of the Smith family and trusts for the benefit of certain members of the Smith family. The Smith Investment special committee has engaged independent financial and legal advisors to assist it in completing its review. Smith Investment’s board of directors has agreed that it will not approve any transaction without the prior recommendation of the Smith Investment special committee.

        Before recommending the proposal, the Smith Investment special committee consulted with certain Smith Investment shareholders holding in the aggregate a majority of Smith Investment’s common stock. These shareholders separately indicated to the Smith Investment special committee that they would support a transaction on substantially the terms proposed. These shareholders also separately indicated to the Smith Investment special committee that they would not support any alternative transaction that resulted in a sale of Smith Investment or otherwise eliminated or limited the dual class voting structure at A. O. Smith.

        Smith Investment indicated that the proposal is preliminary, and remains subject to negotiation of definitive documentation and approval of the Smith Investment special committee and board of directors. The proposal also requires the approval of the A. O. Smith board of directors. A. O. Smith has not yet had an opportunity to respond to the proposal. There can be no assurance that the proposed transaction or any other transaction will result from the proposal. Except if required by applicable law, Smith Investment does not intend to comment further on the proposal unless and until a definitive agreement with respect to a proposed transaction has been reached.

About Smith Investment Company

        Smith Investment is a diversified company with headquarters in Milwaukee, Wisconsin. Its product lines include multicolor printing and related services and commercial warehousing, trucking and packaging. The company also owns a control position in A. O. Smith Corporation (AOS — NYSE).

        Forward looking statements in this press release including, without limitation, statements relating to Smith Investment’s plans, strategies, objectives, expectations and intentions, are subject to known and unknown risks, uncertainties and other factors that may cause actual events, results, performance or achievements to be materially different from any future events, results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: the outcome of the proposal made to A. O. Smith, including whether the proposed transaction or any other transaction may result from the proposal; any failure to realize the anticipated benefits of the proposed transaction, if completed; the ability to satisfy the conditions to the proposed transaction or any other transaction that may result from the proposal; the impact of the proposed transaction or any other transaction on Smith Investment’s multicolor printing and related services businesses and its commercial warehousing, trucking and packaging businesses; and the possibility of adverse publicity or litigation and the outcome thereof and the costs and expenses associated therewith.

Important Information

        This release could be deemed to constitute the first public announcement of a business combination transaction contemplated by Smith Investment’s proposal to A. O. Smith. If a business combination transaction ultimately is agreed to between Smith Investment and A. O. Smith, Smith Investment anticipates that A. O. Smith would file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) with respect to the shares of A. O. Smith stock to be issued to Smith Investment’s shareholders in the business combination transaction. SHAREHOLDERS OF SMITH INVESTMENT ARE URGED TO READ THE FORM S-4 WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders of Smith Investment will be able to obtain a free copy of the Form S-4, as well as other filings containing information about A. O. Smith, without charge, at the SEC’s website (http://www.sec.gov). Copies of the Form S-4 and such other filings, once they are filed with the SEC, will also be available, without charge, by directing a request to the Office of the Corporate Secretary, Smith Investment Company, 11270 West Park Place, P.O. Box 245011, Milwaukee, Wisconsin 53224, (414) 359-4030.

        This release does not constitute a solicitation of a proxy, an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.